UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 24, 2008

General Cable Corporation
____________________________________________________
(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (859) 572-8000

                                Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)           As previously reported on July 14, 2008, J. Michael Andrews, Executive Vice President and Group President, North American Energy Infrastructure and Technology, will leave that position effective August 1, 2008 and provide certain transition services to General Cable Corporation ("General Cable") relating to strategic and operational support to the integrated  North American operations. On July 24, 2008, General Cable and J. Michael Andrews executed a Separation Agreement and General Release of Claims (the “Separation Agreement”).  Under the Agreement, Mr. Andrews will hold the position of Executive Vice President and provide the transition services for a period lasting up to the end of calendar 2008. During the transition period, Mr. Andrews will be compensated at his current base salary.  After the transition period, Mr. Andrews will end his employment with General Cable and, upon executing the Addendum to the Separation Agreement (the “Addendum”), will receive severance pay and health and welfare benefits under General Cable's Executive Officer Severance Benefit Plan, which was filed previously with the Securities and Exchange Commission.  Mr. Andrews also will be eligible for vesting of 3,759 shares of restricted stock that would have vested in 2009 if he meets the conditions set forth in the Agreement.

A copy of the Separation Agreement and the Addendum are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Report and are incorporated herein by this reference.

Item 9.01               Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

      (d)    The Exhibits accompanying this Report are listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

July 24, 2008	By:	/s/ Robert J. Siverd
Name: Robert J. Siverd
Title: Executive Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit	Method of Filing

99.1	Separation Agreement and General Release of Claims between Registrant and J. Michael Andrews.	Filed Herewith
99.2	Form of Addendum to Separation Agreement and General Release of Claims.	Filed Herewith

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